Exhibit 99.1

FOR IMMEDIATE RELEASE

THE WALT DISNEY COMPANY ANNOUNCES EXTENSION OF EXCHANGE OFFERS AND
CONSENT SOLICITATIONS FOR 21ST CENTURY FOX AMERICA, INC. NOTES

BURBANK, Calif., March 1, 2019 -- The Walt Disney Company (“TWDC”) (NYSE: DIS) announces the extension of the expiration date of the offers to exchange (the “Exchange Offers”) any and all outstanding notes (the “21CFA Notes”) issued by 21st Century Fox America, Inc. (“21CFA”) for up to $18,128,740,000 aggregate principal amount of new notes to be issued by TWDC Holdco 613 Corp. (“New Disney”, and such new notes, the “New Disney Notes”) and cash and the related consent solicitations (the “Consent Solicitations”) being made by New Disney on behalf of 21CFA to adopt certain proposed amendments (the “Proposed Amendments”) to the indentures governing the 21CFA Notes (the “21CFA Indentures”). New Disney hereby extends such expiration date from 5:00 p.m., New York City time, on March 5, 2019, to 5:00 p.m., New York City time, on March 12, 2019 (as the same may be further extended, the “Expiration Date”).

As of 5:00 p.m., New York City time, on February 28, 2019, the principal amounts of 21CFA Notes set forth in the table below had been validly tendered and not validly withdrawn:

		21CFA Notes Tendered as of 5:00 p.m. New York City time on February 28, 2019
Title of Series/CUSIP Number of 21CFA Notes	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
5.650% Senior Notes due 2020 / 90131HAP0 / 652482BV1 / U65249AS0 / U88803AC2	$400,000,000	$363,678,000	90.92%
4.500% Senior Notes due 2021 / 90131HAQ8	$1,000,000,000	$846,296,000	84.63%
3.000% Senior Notes due 2022 / 90131HAR6	$1,000,000,000	$867,808,000	86.78%
8.875% Senior Debentures due 2023 / 90131HAS4	$250,000,000	$192,015,000	76.81%
4.000% Senior Notes due 2023 / 90131HAA3	$300,000,000	$277,969,000	92.66%
7.750% Senior Debentures due 2024 / 90131HAT2 / 652478AR9	$200,000,000	$178,321,000	89.16%
7.750% Senior Debentures due 2024 / 90131HAU9 / 652478AU2	$90,000,000	$64,827,000	72.03%
9.500% Senior Debentures due 2024 / 90131HAV7	$200,000,000	$185,702,000	92.85%
3.700% Senior Notes due 2024 / 90131HAE5 / 90131HAC9 / U88803AA6	$600,000,000	$565,811,000	94.30%
8.500% Senior Debentures due 2025 / 90131HAW5	$200,000,000	$170,794,000	85.40%
3.700% Senior Notes due 2025 / 90131HBW4	$600,000,000	$576,862,000	96.14%
7.700% Senior Debentures due 2025 / 90131HAX3	$250,000,000	$223,201,000	89.28%
7.430% Senior Debentures due 2026 / 90131HAY1	$240,000,000	$230,011,000	95.84%

		21CFA Notes Tendered as of 5:00 p.m. New York City time on February 28, 2019
Title of Series/CUSIP Number of 21CFA Notes	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
3.375% Senior Notes due 2026 / 90131HCB9 / 90131HCA1 / U88803AF5	$450,000,000	$425,420,000	94.54%
7.125% Senior Debentures due 2028 / 90131HAZ8	$200,000,000	$178,880,000	89.44%
7.300% Senior Debentures due 2028 / 90131HBA2	$200,000,000	$193,999,000	97.00%
7.280% Senior Debentures due 2028 / 90131HBB0	$200,000,000	$192,305,000	96.15%
7.625% Senior Debentures due 2028 / 90131HBC8	$200,000,000	$187,160,000	93.58%
6.550% Senior Notes due 2033 / 90131HBD6	$350,000,000	$319,742,000	91.35%
8.450% Senior Debentures due 2034 / 90131HBE4	$200,000,000	$178,420,000	89.21%
6.200% Senior Notes due 2034 / 90131HBF1 / 652482BH2	$1,000,000,000	$969,531,000	96.95%
6.400% Senior Notes due 2035 / 90131HBG9 / 90131HBH7 / U65249AM3	$1,150,000,000	$1,004,988,000	87.39%
8.150% Senior Debentures due 2036 / 90131HBJ3	$300,000,000	$296,555,000	98.85%
6.150% Senior Notes due 2037 / 90131HBK0	$1,000,000,000	$869,591,000	86.96%
6.650% Senior Notes due 2037 / 90131HBL8	$1,250,000,000	$1,078,556,000	86.28%
6.750% Senior Debentures due 2038 / 90131HBM6	$248,740,000	$204,343,000	82.15%
7.850% Senior Notes due 2039 / 90131HBN4	$300,000,000	$254,294,000	84.76%
6.900% Senior Notes due 2039 / 90131HBP9	$600,000,000	$550,578,000	91.76%
6.150% Senior Notes due 2041 / 90131HBQ7	$1,500,000,000	$1,404,570,000	93.64%
5.400% Senior Notes due 2043 / 90131HAB1	$700,000,000	$668,747,000	95.54%
4.750% Senior Notes due 2044 / 90131HAH8 / 90131HAF2 / U88803AB4	$600,000,000	$568,633,000	94.77%
4.950% Senior Notes due 2045 / 90131HBZ7	$400,000,000	$387,853,000	96.96%
7.750% Senior Debentures due 2045 / 90131HBR5	$600,000,000	$560,073,000	93.35%

		21CFA Notes Tendered as of 5:00 p.m. New York City time on February 28, 2019
Title of Series/CUSIP Number of 21CFA Notes	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
4.750% Senior Notes due 2046 / 90131HCD5	$400,000,000	$392,459,000	98.11%
7.900% Senior Debentures due 2095 / 90131HBS3	$150,000,000	$81,361,000	54.24%
8.250% Senior Debentures due 2096 / 90131HBT1	$100,000,000	$51,636,000	51.64%

Tenders of 21CFA Notes made pursuant to the Exchange Offers (but not consents delivered pursuant to the Consent Solicitations) may be validly withdrawn at or prior to the Expiration Date.

Supplemental indentures effecting the Proposed Amendments relating to the 21CFA Notes were executed on October 22, 2018. Such supplemental indentures were valid and enforceable upon execution but will only become operative upon the settlement of the Exchange Offers and Consent Solicitations. As a result, the Proposed Amendments effected by the supplemental indentures will be deemed to be revoked retroactive to the date thereof if the Exchange Offers and Consent Solicitations are terminated or withdrawn prior to settlement.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated October 5, 2018 (as amended by a supplement dated October 15, 2018, the “offering memorandum and consent solicitation statement”) and the related letter of transmittal (as amended by a supplement dated October 15, 2018, the “letter of transmittal”), each as amended by the related press releases dated October 29, 2018, November 27, 2018, January 8, 2019, January 18, 2019, January 25, 2019, January 29, 2019, January 30, 2019, February 6, 2019, February 21, 2019 and as amended hereby, and are conditioned upon the closing of New Disney’s acquisition (the “Acquisition”) of Twenty-First Century Fox (“21CF”), which condition may not be waived by New Disney, and certain other conditions that may be waived by New Disney.

The settlement of the Exchange Offers and Consent Solicitations is expected to occur promptly, but at least two business days, after the Expiration Date and is expected to occur on or about the closing date of the Acquisition. The closing of the Acquisition is expected to occur in the first half of calendar year 2019 and, as a result, the Expiration Date may be further extended one or more times. TWDC currently anticipates providing notice of any such extension in advance of the Expiration Date. If, at the Expiration Date, the conditions to the Exchange Offers and Consent Solicitations (other than the consummation of the Acquisition) have been satisfied or waived, then settlement will occur on or about the date the Acquisition is consummated. If the Acquisition is not consummated, or settlement does not otherwise occur, promptly following the Expiration Date, then the 21CFA Notes will be promptly returned to the tendering holders and the Proposed Amendments will be deemed to be revoked retroactive to the date of the supplemental indentures.

As previously disclosed and as set forth in the offering memorandum and consent solicitation statement, the issuance of the New Disney 6.900% Senior Notes due 2019 in exchange for 21CFA 6.900% Senior Notes due 2019 was premised on the Settlement Date occurring before the maturity date of the 21CFA 6.900% Senior Notes due 2019, which is today, March 1, 2019.  Because the Settlement Date will occur after March 1, 2019, the New Disney 6.900% Senior Notes due 2019 will not be issued and the 21CFA 6.900% Senior Notes due 2019 will mature today in accordance with their terms.

Each series of New Disney Notes will have the same interest payment dates and regular record dates as the corresponding series of 21CFA Notes, provided that if the regular record date for the first interest payment date of any series of New Disney Notes would be a date prior to the settlement date, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

Except as described in this press release, all other terms of the Exchange Offers and Consent Solicitations remain unchanged.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of 21CFA Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. Except as amended by press releases dated October 29, 2018, November 27, 2018, January 8, 2019, January 18, 2019, January 25, 2019, January 29, 2019, January 30, 2019, February 6, 2019, February 21, 2019 and as amended hereby, the complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the offering memorandum and consent solicitation statement and letter of transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 470-3900 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: http://gbsc-usa.com/eligibility/disney.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the offering memorandum and consent solicitation statement and letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

The New Disney Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the New Disney Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the Acquisition and the anticipated benefits thereof and the expected timing of completion of the Exchange Offers and the Consent Solicitations. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the Acquisition or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important risk factors that may cause such a difference include, but are not limited to the risk: (i) that the completion of the Acquisition may not occur on the anticipated terms and timing or at all, (ii) that the regulatory approvals required for completion of the Acquisition are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the Acquisition or cause the parties to abandon the Acquisition, (iii) that a condition to closing of the Acquisition may not be satisfied (including, but not limited to, the receipt of legal opinions with respect to the treatment of certain aspects of the Acquisition under U.S. and Australian tax laws), (iv) that the anticipated tax treatment of the Acquisition is not obtained, (v) that potential litigation relating to the Acquisition is instituted against 21CF, TWDC, New Disney or their respective directors, (vi) of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of New Disney’s operations after the consummation of the Acquisition and on the other conditions to the completion of the Acquisition, and (vii) of adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S., Australian or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the Acquisition or cause the terms of the Acquisition to be modified, as well as management’s response to any of the aforementioned factors.

Additional factors are set forth in TWDC’s Annual Report on Form 10-K for the year ended September 29, 2018 under Item 1A, “Risk Factors”, and in subsequent reports.

Media Contact:

David Jefferson
david.j.jefferson@disney.com
818-560-4832

Investor Contact:

Lowell Singer
lowell.singer@disney.com
818-560-6601